UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2014

MONTALVO SPIRITS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173537	27-4004890
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5301 N. Commerce Ave., Suite F, Moorpark, California 93021
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 266-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 15, 2014, Montalvo Spirits, Inc. (the “Registrant”) effectuated a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”) for the purchase and sale of up to $350,000 of the Registrant’s original issue discount convertible debentures (collectively, the “Debentures”).  The Debentures do not bear interest and are convertible into shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price equal to sixty five percent (65%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion.  In addition, the Registrant paid the Investor a fee consisting of $5,000 and 400,000 shares of restricted Common Stock (the “Commitment Shares”) in connection with the Investor’s due diligence review of the Registrant and reimbursed the Investor for $5,000 in legal fees incurred by the Investor.  Pursuant to the Agreement and a Registration Rights Agreement, for the nine months following the date of the Agreement, if the Registrant offers Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Registrant will give the Investor the option to include the Commitment Shares and any shares of Common Stock into which the Debentures are convertible into in such Registration Statement.

The first Debenture was issued in the principal amount of $150,000 (the "Debenture"). An additional Debenture in the principal amount of $100,000 may be issued by the Registrant to the Investor anytime sixty-one (61) days thereafter subject to the satisfaction of the terms and conditions set forth in the Agreement (the “Second Closing”).  A third Debenture in the principal amount of $100,000 may be issued by the Registrant to the Investor anytime sixty-one (61) days following the Second Closing subject to the satisfaction of the terms and conditions set forth in the Agreement.

No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. The Registrant has no obligation to issue any of the remaining Debenture to the Investor and may repay the Debentures at any time, subject to certain prepayment penalties.  The proceeds received by the Registrant under the Agreement are expected to be used to fund the Registrant’s sales and marketing of existing and potential spirits brands, and for general corporate purposes.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the Debenture are qualified in their entirety by reference to the full text of the Agreement, the Registration Rights Agreement and the Debenture, a copy of each of which is attached hereto as Exhibit 10.1, 4.1 and 4.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

4.1	Registration Rights Agreement
4.2	Convertible Debenture
10.1	Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTALVO SPIRITS, INC.
Date: September 19, 2014	By:	/s/ Alex Viecco Alex Viecco , Chief Executive Officer

EXHIBIT INDEX

NUMBER	DESCRIPTION
4.1	Registration Rights Agreement
4.2	Convertible Debenture
10.1	Securities Purchase Agreement